U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2006
MORTON INDUSTRIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-13198	38-0811650
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
1021 West Birchwood, Morton, Illinois 61550
(Address of principal executive offices) (Zip Code)
(309-266-7176)
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
In a press release dated March 23, 2006, and in a Form 8-K filed with the Securities and Exchange Commission on March 23, 2006, Morton Industrial Group, Inc. (the Company) announced its entry into an Agreement and Plan of Merger (“the Merger Agreement”) with MMC Precision Holdings Corp. (“Holdings”) and MMC Precision Merger Corp.
Filed with that 8-K as Exhibit 99.1 was the Agreement and Plan of Merger by and among Morton Industrial Group, Inc., MMC Precision Holdings Corp. and MMC Precision Merger Corp. dated as of March 22, 2006 (“the Merger Agreement”).
The Merger Agreement contains two exhibits, Exhibit A and Exhibit B, which were omitted from Exhibit 99.1 as filed on March 23, 2006.
Attached to this Form 8-K as Exhibit 99.1 is a list, and a summary of the contents, of those exhibits.
The Company directors, officers and employees may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the merger. Information about the directors, officers and employees of the Company and their ownership of Company stock will be set forth in the Company’s proxy statement to be filed with respect to the special meeting of shareholders to be held to vote on the merger agreement.
This communication may be deemed to be solicitation material with respect to the proposed merger. In connection with the proposed merger, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement for the special meeting of shareholders. Shareholders are urged to read all relevant documents filed with the SEC, including the merger agreement attached as Exhibit 99.1 on Form 8-K filed with SEC on March 23, 2006, and the proxy statement when it is available, because they will contain important information about the proposed merger transaction. Investors will be able to obtain these filed documents free of charge at the SEC’s web site, http://www.sec.gov, and Company shareholders will receive information at an appropriate time on how to obtain other transaction-related documents for free from the Company.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit

99.1	List of Exhibits
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTON INDUSTRIAL GROUP, INC.
Date: June 7, 2006	By:	/s/ Rodney B. Harrison
Rodney B. Harrison
Vice President of Finance